                                                                       EXHIBIT 5

          [Letterhead of Buchanan Ingersoll Professional Corporation]

                                 March 22, 2000

Armstrong Holdings, Inc.
2500 Columbia Avenue
Lancaster, Pennsylvania 17604

Dear Ladies and Gentlemen:

     With respect to the Registration Statement on Form S-4 (the "Registration Statement") of Armstrong Holdings, Inc. (the "Holdings") relating to the issuance of up to 40,300,000 shares of its Common Stock, par value $1.00 per share ("Holdings Common Stock") in exchange for shares of common stock of Armstrong World Industries, Inc. ("Armstrong") we wish to advise you that in our opinion, when the shares of Holdings Common Stock have been issued and exchanged in accordance with the transactions proposed in the Registration Statement, as the same may be amended, and when the steps mentioned in the next paragraph have been taken, the shares of Holdings Common Stock will be legally issued, fully paid and nonassessable.

     The steps to be taken which are referred to in the next preceding paragraph consist of the following:


     (1) Filing of Articles of Exchange with respect to the transactions contemplated by the Agreement and Plan of Exchange by and between Armstrong and Holdings with the Department of State of the Commonwealth of Pennsylvania and

     (2)  Compliance with the Securities Act of 1933, as amended.


     We are members of the Bar of the Commonwealth of Pennsylvania and we do not express any opinion herein concerning any law other than the law of the Commonwealth of Pennsylvania and the federal law of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm appearing in the Registration Statement under the caption "Legal Opinions".

                              Very truly yours,

                              BUCHANAN INGERSOLL
                              PROFESSIONAL CORPORATION


                              By:  /s/ Stephen W. Johnson
                                 ------------------------------
                                    Stephen W. Johnson